Exhibit 1

WALD
ANTUNES VITA LONGO BLATTNER

This document is a free translation of the Brazilian judicial administrator's report referred to July 2020 financial information of Oi S.A. and some of its subsidiaries ("RJ Debtors") filled within the 7th Business Court of Rio de Janeiro on September, 15, 2020. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

YOUR HONOR MR. JUDGE OF THE 7th BUSINESS COURT OF THE DISTRICT OF THE CAPITAL OF THE STATE OF RIO DE JANEIRO

Case No. 0203711-65.2016.8.19.0001
Judicial Reorganization of Oi S.A and others

THE **JUDICIAL ADMINISTRATOR** (Arnoldo Wald Law Firm), appointed in the proceedings of Judicial Reorganization of **Oi S.A. and others**, respectfully comes to ask you determine the addition of the Monthly Activity Report ("RMA") for the month of July 2020.

Rio de Janeiro, September 15, 2020.

Judicial Administrator

Arnoldo Wald Law Office

Pres. Ave. Juscelino Kubitschek, 510,
8th floor | Zip Code 04543-906 | São Paulo, SP
Phone: +55 11 3074 6000

Almirante Barroso Avenue, nº 52
24th floor | ZIP Code 20031-000 | Rio de Janeiro, RJ
Phone: +55 21 2272 9300

SCN, Block 09, Lot C - Tower C, Room 504 – Asa Sul
Parque Cidade Corporate Building | ZIP Code 70308-200
Brasília, DF | Phone: +55 61 3410 4700

contato@wald.com.br

MONTHLY ACTIVITIES REPORT

RMA

JUDICIAL REORGANIZATION

Oi

July . 2020

15 . September . 2020

REPORT
EXECUTIVE

INTRODUCTION

Your Honor Mr. Judge of the 7th Business Court of the District of the Capital of the State of Rio de Janeiro

The Judicial Administrator, Arnoldo Wald Law Firm ("Wald" or "AJ") appointed in the records of the Judicial Reorganization of the Oi Group (Case No. 0203711- 65.2016.8.19.0001)and Rio Branco Consultores Associados, subcontracted by AJ to assist in the preparation of the Monthly Activities Report ("RMA"), respectfully comes before Your Honor pursuant the decision on pages 91.223 / 91.224, to present the RMA for the month of July 2020.

As we know, the Judicial Reorganization involves the following companies:

- Oi S.A. – in Judicial Reorganization ("Oi S.A.");
- Telemar Norte Leste S.A. - in Judicial Reorganization ("Telemar Norte Leste");
- Oi Móvel S.A. - in Judicial Reorganization ("Oi Móvel");
- Copart4 Participações S.A. - in Judicial Reorganization ("Copart4")*;
- Copart5 Participações S.A. - in Judicial Reorganization ("Copart5")*;
- Portugal Telecom International Finance B.V. - in Judicial Reorganization ("PTIF"); e
- Oi Brasil Holdings Coöperatief U.A. - in Judicial Reorganization ("Oi Coop").

This report, which includes financial information based mostly on the elements provided by the Companies under Reorganization up to September 15, 2020, contains data for the month of July 2020, and should be analyzed together with the preliminary activity report, as well as the other RMA's previously presented.

The RMA includes a chapter specifically focused on the consolidated financial information of the Companies under Reorganization, which in this Report will cover the Cash Flow Statement for those months, presented in the tables in comparison with the immediately preceding month, in addition to the information relating to the Balance Sheet and Income Statement of the Companies under Reorganization, the analysis is based on a quarterly comparison between the 2nd quarter of 2020 and the 1st quarter of 2020. The report shall highlight the main variations that have occurred in the period in question, presenting the explanations provided by the Administration of the Companies under Reorganization.

* Copart4 Participações S.A. was incorporated by Telemar Norte Leste S.A. in January 2019, as established in clause 7, annex 7.1 of the JR PLAN; Copart5 Participações S.A. was incorporated by Oi S.A. in March 2019, as established in clause 7, annex 7.1 of the JR PLAN.

This report, prepared through analytical procedures and discussions with the Company's Administration, aims to provide the Court and interested parties with information on the financial situation of Companies under Reorganization and the relevant operations performed by them, as well as a summary of the activities carried out by AJ until the close of this report.

The information presented below is mainly based on data and elements submitted by the Companies under Reorganization. The individual financial statements of all Companies under Reorganization, as well as the consolidated financial statements of the Oi Group (which include, but not are limited to the Companies under Reorganization) are audited annually by independent auditors. Limited review procedures are applied by the auditors for the filing with the CVM of the Consolidated Quarterly Financial Information ("ITRs") of the Oi Group. Regarding the individual financial information of each Company under Reorganization, prepared in monthly periods other than those that comprise the ITRs delivered to CVM, these are not subject to independent audit review, either by the auditors hired by the Oi Group or by AJ.

The AJ, honored with the assignment, is available for further clarification on the information contained in this report or other additional information.

Sincerely,

WALD
ANTUNES VITA LONGO BLATTNER

RIO BRANCO
CONSULTORES ASSOCIADOS

Arnoldo Wald Filho
awf@wald.com.br

Samantha Mendes Longo
samantha@wald.com.br

Associates

Tel: +55 (11) 3074-6000

Thiago Fogaça Almeida
Economist
tfa@riobranco.adm.br

Fábio de Carvalho and Mello Curti
Economist
fc@riobranco.adm.br

Phone: +55 (11) 3392 - 3062

CORPORATE ORGANIZATION CHART OF THE COMPANIES IN REORGANIZATION

Figure 1 - Companies in Reorganization' Corporate Organization Chart


Oi
Ois.A.
(Holding)
in Judicial reorganization
100%
Telemar Norte Leste S.A. (STFC concession) in Judicial reorganization
100%
Portugal Telecom Intern. Finance B.V. (Financial vehicle) in Judicial reorganization
100%
Oi Brasil Holdings Coöperatief U.A. (Financial vehicle) in Judicial reorganization
99,875%
Oi Serviços Financeiros S.A. (current name Copart 3)
100%
CVTEL B.V.
100%
Rio Alto Gestão de Créditos e Participações S.A.
100%
Carrigans Finance S. to RL
100%
PT Participações SGPS S.A.
99,8%
Bryophyta SP Participations Ltd.
100%
Oi Móvel S.A. (SMP and SeAC authorization) in Judicial reorganization
6 other companies (see appendixes)
10 other companies (see appendixes)
Legend
COMPANIES IN REORGANIZATION GROUP

Source: Information made available by the Administration

* Diagram previously presented in the Preliminary Activity Report.
Information presented again to facilitate the understanding of the Companies in Reorganization structure

CORPORATE ORGANIZATION CHART OF THE COMPANIES IN REORGANIZATION

Figure 2 - Companies in Reorganization' Corporate Organization Chart


Telemar Norte Leste S.A. (STFC concession) in Judicial reorganization
100%
Oi Móvel S.A. in Judicial reorganization
50%
Companhia AIX de Participações
81,61%
SEREDE Serviços de Rede S.A.
99,95%
Dommo Empreendimentos Imobiliários Ltda.
99,99%
BrT Card Serviços Financeiros Ltda.
10%
Pharol SGPS S.A.
99,95%
Drammen RJ Empreendimentos Imobiliários S.A.
100%
Brasil Telecom Call Center S.A.
19,04%
Hispamar Satellite S.A.
50%
Companhia ACT de Participações
99,95%
Caliteia RJ Empreendimentos Imobiliários S.A.
Legend
COMPANIES IN REORGANIZATION
OF THE GROUP

Source: Information made available by the Administration

** Chart previously presented in the Preliminary Activity Report.*
Information presented again to facilitate the understanding of the structure of the Companies in Reorganization

CORPORATE ORGANIZATION CHART OF THE COMPANIES IN REORGANIZATION

Figure 3 - Companies in Reorganization' Corporate Organization Chart


Oi Móvel S.A. in Judicial reorganization
100%
Pointer Network S.A.
4 other companies
100%
Paggo Empreendimentos S.A. (Holdings)
99,99%
Brasil Telecom Comunicação Multimídia Ltda.
99,99%
Paggo Acquirer Gestão de Meios de Pagamentos Ltda.
99,99%
Paggo Administradora Ltda.
50%
Paggo Soluções e Meios de Pagamentos S.A.
Key
Group Companies under Reorganization

Source: Information made available by the Administration

** Diagram previously presented in the Preliminary Activity Report.*
Information presented again to facilitate the understanding of the structure of the Companies in Reorganization

COMPANIES IN JUDICIAL REORGANIZATION

Figure 4 - Companies in Judicial Reorganization

Oi S.A.
Main provider of Fixed Telephony services in Region II and of national and international long distance services. It also has participations in other Group companies, being the main "Holding" of the Oi Group.

Oi Coop
Non-operational entity. Vehicle for raising financing/resources on the international market


Oi S.A.
Oi Brasil Holdings Cooperatief U.A.
Oi Móvel S.A.
Telemar Norte Leste S.A.
COMPANIES IN REORGANIZATION OF THE GROUP
Oi
Portugal Telecom International Finance B.V.
Copart 4 e Copart 5 Participações S.A.

Oi Móvel
Provider of mobile phone services in Regions I, II and III and DTH TV services.

Telemar Norte Leste
Main provider of fixed telephony services in Region I and national and international long distance calls.

PTIF
Non-operational entity. Vehicle for raising financing/resources on the international market

Copart 4 and 5*
Two legal entities used for the management and administration of the real estate property and the main properties leased to the Oi Group

* Copart4 Participações S.A. was incorporated by Telemar Norte Leste S.A. in January 2019, as established in clause 7, annex 7.1 of the JR PLAN; Copart5 Participações S.A. was incorporated by Oi S.A. in March 2019, as established in clause 7, annex 7.1 of the JR PLAN.

RELEVANT FACTS & NOTICES TO THE MARKET

Below, we present some of the relevant facts and notices to the market released by the Oi Group that have a direct relationship with the Companies under Reorganization:

Relevant Facts and Notices to the Market of the months of **AUGUST and SEPTEMBER/20**

31 August - Marketing Sound TV Co.

Oi S.A. - In Judicial Reorganization ("Oi" or "Company") comes to inform its shareholders and the market in

general that, in addition to the Relevant Fact released on August 13, 2020 and in line with the implementation of its Strategic Plan of transformation, the Company began the Marketing Sounding process to prospect for investors interested in acquiring its pay TV business, contemplating all the infrastructure for the DTH technology service provision, through the transfer of assets and liabilities (including payment commitments for contracts adjacent to DTH and IPTV services, such as satellite capacity).

The complete Notice to the Market can be accessed at
https://www.oi.com.br/ri/download_arquivos.asp?id_arquivo=EF30F8D2-67A7-4F43-A59C-B5F9F09A0222

07 September - UPI Mobile Assets

Oi S.A. - In Judicial Reorganization ("Oi" or "Company") in compliance with art. 157, paragraph 4, of Law no. 6404/76 and the provisions of CVM Instruction no. 358/02, and in addition to the Relevant Facts disclosed on July 28, 7 and August 13, 2020, comes to inform its shareholders and the market in general that the negotiations between the Company and Telefônica Brasil S.A., TIM S.A. and Claro S.A. were concluded. ("Bidders") on the main terms relating to the divestiture of Oi mobile telephony operation and of its subsidiaries ("UPI Mobile Assets" and "Oi Companies", respectively), the Company accepted, on this date, the revised binding bid submitted jointly by the Bidders ("Binding Proposal").

The entire Relevant Fact can be accessed at
https://www.oi.com.br/ri/download_arquivos.asp?id_arquivo=F00B9CEE-A2EA-4D69-82E6-7DD379AAA0FD

08 September - Approval of the Judicial Reorganization Plan

Oi S.A. - In Judicial Reorganization ("Oi" or "Company") in compliance with art. 157, paragraph 4 of Law no. 6404/76 and the provisions of CVM Instruction no. 358/02, and in addition to the Relevant Facts of June 15 and August 13, 2020 and the Notice to the Market of August 12, 2020, informs its shareholders and the market in general that, on this date, the creditors of the Company and its subsidiaries Oi Móvel S.A. - In Judicial Reorganization, Telemar Norte Leste S.A. - In Judicial Reorganization, Portugal Telecom International Finance BV - In Judicial Reorganization and Oi Brasil Holdings Coöperatief U.A. - In Judicial Reorganization (all, together, "Companies under Reorganization"), meeting in regularly held General Creditors' Meeting, approved the Amendment to the Plan for the Judicial Reorganization of the Companies under Reorganization ("Amendment to the JR PLAN"), with negotiated adjustments, pursuant to article 45 of Law No. 11101/2005. The Amendment to the JR PLAN will be submitted to the homologation of the Judge of the 7th Business Court of the District of the Capital of the State of Rio de Janeiro ("RJ Court") according to the law.

The full Material Fact can be accessed at
https://www.oi.com.br/ri/download_arquivos.asp?id_arquivo=71A5172F-0AD6-4EF6-A5D5-EF4B413743E4

CASH FLOW STATEMENT

HIGHLIGHTS

Demonstration
01 to 31 of JULY of 2020

- **Net Operating Cash Generation of the Companies under Reorganization** was positive in R$ 8 million in July/20
- **Investments** reached the level of R$ 520 million in July/20
- **Receipts** increased by R$ 5 million in July/20, totaling R$ 2,057 million
- **Payments** presented a reduction of R$ 80 million in July/20, reaching the level of R$ 1,529 million
- In July/20 there was a cash inflow of R$ 759 million in **Financial Transactions**
- The **Final Balance of the Financial Cash Balance of the Companies under Reorganization** increased by R$ 768 million in July/20, totaling R$ 5,639 million

Statement

01 to 31 of JULY of 2020

Net Operating Cash Generation of Companies under Reorganization was positive in R$ 8 million in Jul/20

- The Net Operating Cash Generation of Companies under Reorganization in the month of July/20 was positive in R$ 8 million, after a negative result of R$ 69 million observed in the previous month (Figure 5). In comparison with the month of June/20, Receipts registered an increase of R$ 5 million, reaching the level of R$ 2,057 million, while cash outflows with Payments and Investments reduced by R$ 73 million, totaling R$ 2,048 million together (Figure 6).
- The other movements of the Companies under Reorganization, which include the *Financial Transactions*, represented a cash inflow of R$ 759 million in July/20.
- Thus, the variation in the Final Balance of the Financial Cash Balance of Companies under Reorganization was positive in R$ 768 million in July/20, resulting in the amount of R$ 5,639 million (Figure 7), corresponding to an increase of 15.8% over the previous month.
- Detailed considerations of the variations will be analyzed in the next few pages.

Source: Financial statements and management information

Figure 5 - Net Operating Cash Generation - Monthly Balance


in R$ million

Figure 6 - Monthly evolution . Receipts x Payments/Investments


in R$ million
RECEIPTS
2.057
PAYMENTS
+
INVESTMENTS
2.048

Figure 7 - Financial Cash - Companies under Reorganization - monthly - Final balance


in R$ million
5.639

Cash outflow with Investments contributed to the negative balance of Net Operating Cash Generation

Figure 8 - Statement of cash flow

	Jun/20	Jul/20	Δ
Clients	1,481	1,477	1%
Network Usage Services	0	3	-
Dealers	435	434	0%
Others	156	142	-9%
Receipts (1)	**2,051**	**2,057**	**0%**

	Jun/20	Jul/20	Δ
Facility Maintenance	(243)	(195)	-20%
Rent	(344)	(271)	-21%
Data Processing/Printers	(69)	(45)	-34%
Call Center Service/Collection	(85)	(84)	0%
Concessionaires	(102)	(93)	-8%
Consultancy / Audits / Fees	(43)	(47)	9%
Other Services/Payments	(335)	(382)	14%
Materials/Services (2)	**(1,220)**	**(1,119)**	**-8%**

	Jun/20	Jul/20	Δ
Network Usage Services	(2)	(4)	133%
Judicial Deposits	81	71	-13%
Contingencies	(6)	(10)	60%
Other Payments (2)	**74**	**58**	**-22%**

	Jun/20	Jul/20	Δ
Telemar	(196)	(146)	-25%
Oi S.A.	(63)	(56)	-12%
Oi Mobile	(252)	(317)	26%
Investments (3)	**(512)**	**(520)**	**2%**


in R$ million
2.057
(123)
(1.119)
(344)
0
58
(520)
8
Receipts
Staff
Materials/ Services
Taxes
Mediation / Partner Supplier
Other payments
Investments
Generation Oper. Net

Source: Financial statements and management information

Demonstration

01 to 31 of JULY of 2020

Table 1 - Cash Flow Statement - Jul/20

R$ million	(A) 06/30/2020 Jun/20	(B)-(A) Variation	(B) 07/31/2020 Jul/20
STARTING Balance - Financial Cash	4,754	117	4,871
Clients	1,461	16	1,477
Network Usage Services	-	3	3
Dealers	435	(1	434
Other	156	(13)	142
Receipts (1)	**2,051**	**5**	**2,057**
Staff	(133)	10	(123)
Suppliers of Materials and Services	(1,222)	100	(1,122)
Taxes	(329)	(15)	(344)
Judicial Deposits	81	(11)	71
Contingencies	(6)	(4)	(10)
Mediation/Partner Suppliers	-	-	-
Payments (2)	**(1,609)**	**80**	**(1,529)**
Telemar	(196)	50	(146)
Oi S.A.	(63)	7	(56)
Oi Móvel	(252)	(65)	(317)
Investments (3)	**(512)**	**(8)**	**(520)**
Net Operating Cash Generation (1+2+3)	**(69)**	**78**	**8**
Capital Increase	-	-	-
Intra Operations - Group	-	-	-
Financial Transactions	**186**	**573**	**759**
Dividends and JCP	**0**	**(0)**	**0**
FINAL Balance - Financial Cash	4,871	768	5,639

Figure 9 - Receipts - Participation structure


Other
R$ 142 mi
7%
Network Usage Services
R$ 3 mi
0%
RECEIPTS TOTAL
R$ 2,057 million
Dealers
R$ 434 mi
21%
Clients
R$ 1,477 mi
72%

	Jul/20		Jun/20
	R$ million	Participation	Participation
Receipts	**2,057**	**100%**	**100%**
Clients	1,477	72%	71%
Dealers	434	21%	21%
Other	142	7%	8%
Network Usage Services	3	0%	0%

RECEIPTS

Receipts increased in July/20

In July/20, there was an increase of R$ 5 million in the Receipts heading when compared to the previous month (2.5%), reaching the figure of R$ 2,057 million.

The *Client* heading improved by R$ 16 million in July/20, totaling R$ 1,477 million, compared to R$ 1,461 million in June/20. The *Network Use Services* heading registered an increase of R$ 3 million in July/20, totaling a cash inflow of R$ 3 million in the month.

The *Dealers* heading reduced R$ 1 million in the month, totaling a cash inflow of R$ 434 million in July/20.

Finally, the *Other Receipts* heading recorded a reduction of R$ 13 million in July/20, with an inflow of R$ 142 million.

- Administration informed that the reduction in *Other Receipts* heading in July/20 is explained by the reduction in Intercompany Interconnection Receipts between companies under judicial reorganization, the effect is cancelled with the heading Other services/payments.

Demonstration

01 to 31 of **JULY** of 2020

Table 1 - Cash Flow Statement - Jul/20

R$ million	(A) 30/06/2020 Jun/20	(B)-(A) Variation	(B) 31/07/2020 Jul/20
STARTING Balance - Financial Cash	**4,754**	**117**	**4,871**
Clients	1,461	*16*	1,477
Network Usage Services	-	*3*	3
Dealers	435	*(1*	434
Other	156	*(13)*	142
Receipts (1)	**2,051**	**5**	**2,057**
Staff	(133)	*10*	(123)
Suppliers of Materials and Services	(1,222)	*100*	(1,122)
Taxes	(329)	*(15)*	(344)
Judicial Deposits	81	*(11)*	71
Contingencies	(6)	*(4)*	(10)
Mediation/ Partner Suppliers	-	-	-
Payments (2)	**(1,609)**	**80**	**(1,529)**
Telemar	(196)	*50*	(146)
Oi S.A.	(63)	*7*	(56)
Oi Móvel	(252)	*(65)*	(317)
Investments (3)	**(512)**	**(8)**	**(520)**
Net Operating Cash Generation (1+2+3)	**(69)**	**78**	**8**
Capital Increase	-	-	-
Intra Operations - Group	-	-	-
Financial Transactions	**186**	*573*	**759**
Dividends and JCP	**0**	*(0)*	**0**
FINAL Balance – Financial Cash	**4,871**	**768**	**5,639**

Figure 10 - Payments - Participation structure


Staff
R$ 123 mi
7%
Other
-R$ 61 mi
-4%
Mediation
R$ 0 mi
0%
RECEIPTS
TOTAL
R$ 1,529 million
Taxes
R$ 344 mi
21%
Suppliers
R$ 1,122 mi
68%

	Jul/20 R$ million	Jul/20 Participation	Jun/20 Participation
Payments	1,529	100%	100%
Suppliers of Materials and Services	1,122	73%	76%
Taxes	344	22%	20%
Staff	123	8%	8%
Other	(61)	-4%	-5%
Mediation/ Partner Suppliers	0	0%	0%

PAYMENTS

Increase of Payments in July/20

Payments totaled R$ 1,529 million in July/20, a reduction of R$ 80 million (5.0%) in relation to the previous month, when the heading recorded a cash outflow of R$ 1,609 million.

There was a reduction of R$ 10 million in the *Staff* heading in July/20, totaling R$ 123 million.

- Administration informed that the variation observed is explained by the payment of PPR 2019 for dismissed employees, approved in the collective agreement 2019/2020, paid in June/20.

The heading *Suppliers of Materials/Services* closed July/20 with a reduction of R$ 100 million, totaling R$ 1,122 million.

- Administration reported that the reduction observed is explained by the reduction in payments for Facility Maintenance and Rentals and Processing of data and graphics and for the increase in commission payments to partners for sales of fixed and mobile telecommunication services and *intercompany* commission for Paggo Lojas, for sales of fixed and mobile telecommunications services.

The *Taxes* heading increased by R$ 15 million, reaching the level of R$ 344 million.

- Administration informed that the increase refers to the higher payment of PIS and COFINS in July/20.

On the other hand, *Judicial Deposits* had a reduction in the cash inflow in the month, from R$ 81 million in June/20 to R$ 71 million in July/20.

- Administration informed that the cash inflow refers to the redemption and unblocking of a judicial deposit in favor of Oi, in the PEX sphere.

Finally, the *Contingencies* heading recorded a cash outflow of R$ 10 million in July/20, an amount R$ 4 million higher than in the previous month. There were no transactions in the item *Mediation/ Partner Suppliers.*

- Administration informed that in July/20 there was no payment of Partner Suppliers as provided for in the JR PLAN.

Statement

01 to 31 of JULY of 2020

Table 1 - Management Cash Flow Statement - Jul/20

R$ million	(A) 06/30/2020 Jun/20	(B)-(A) Variation	(B) 07/31/2020 Jul/20
STARTING Balance - Financial Cash	4,754	117	4,871
Clients	1,461	16	1,477
Network Usage Services	-	3	3
Dealers	435	(1	434
Other	156	(13)	142
Receipts (1)	**2,051**	**5**	**2,057**
Staff	(133)	10	(123)
Suppliers of Materials and Services	(1,222)	100	(1,122)
Taxes	(329)	(15)	(344)
Judicial Deposits	81	(11)	71
Contingencies	(6)	(4)	(10)
Mediation/Partner Suppliers	-	-	-
Payments (2)	**(1,609)**	**80**	**(1,529)**
Telemar	(196)	50	(146)
Oi S.A.	(63)	7	(56)
Oi Móvel	(252)	(65)	(317)
Investments (3)	**(512)**	**(8)**	**(520)**
Net Operating Cash Generation (1+2+3)	**(69)**	**78**	**8**
Capital Increase	-	-	-
Intra-Group Transactions	-	-	-
Financial Transactions	**186**	**573**	**759**
Dividends and JCP	**0**	**(0)**	**0**
FINAL Balance - Financial Cash	4,871	768	5,639

Figure 11 - Investments - Participation structure


Oi S.A.
R$ 56 mi
11%
Telemar
R$ 146 mi
28%
Oi Móvel
R$ 317 mi
61%
INVESTMENTS
TOTAL
R$ 520 million

	Jul/20 R$ million	Jul/20 Participation	Jun/20 Participation
Investments	520	100%	100%
Oi Móvel	317	61%	49%
Telemar	146	28%	38%
Oi S.A.	56	11%	12%

INVESTMENTS

The Companies under Reorganization recorded Payments of *Investments* of R$ 520 million in July/20, an increase of 1.5% in relation to the previous month, when there was cash outflow with *Investments* of R$ 512 million.

Investments related to Oi Móvel S.A. increased by R$ 65 million, totaling R$ 317 million in July/20. In Telemar S.A. there was a reduction of R$ 50 million, totaling R$ 146 million in July/20, while the Investments in Oi S.A. decreased from R$ 63 million in June/20 to R$ 56 million in July/20.

- Administration emphasized that the results for the month are within the strategic plan to accelerate the Company's investments, mainly in fiber optics and to expand the mobile network.

NET OPERATING INCOME

The level of *Receipts* in July/20, of R$ 2,057 million, was higher than the total sum of cash outflows of *Payments* (R$ 1,529 million) and *Investment* (R$ 520 million) in the month, which contributed directly to the positive balance of R$ 8 million in the Net Operating Generation of Companies under Reorganization in the month.

FINAL BALANCE - FINANCIAL CASH

Financial Transactions recorded a positive result of R$ 759 million in July/20, compared to a cash inflow of R$ 186 million in the previous month.

- Administration informed that the variation is related to the receipt of BTSA from PT Participações, due to its capital reduction.

Thus, adding the cash inflow of R$ 759 million from *Financial Transactions* to the positive balance of R$ 8 million from Generation of Net Operating Cash, the Final Balance of the Financial Cash of Companies under Reorganization increased by R$ 768 million compared to the previous month (15.8% increase), totaling R$ 5,639 million.

Demonstration
01 to 31 of **JULY** of 2020

Table 2 - Direct Cash Flow

R$ million

CONSOLIDATED COMPANIES UNDER REORGANIZATION	AUG/18	SEP/18	OCT/18	NOV/18	DEC/18	JAN/19	FEB/19	MAR/19	APR/19	MAY/19	JUN/19	JUL/19
Opening Balance – Financial Cash	**4,677**	**4,721**	**4,815**	**4,379**	**4,362**	**4,469**	**7,515**	**5,943**	**6,919**	**4,814**	**4,306**	**4,145**
Receipts	**2,685**	**2,054**	**2,098**	**2,015**	**2,048**	**2,463**	**2,406**	**2,248**	**2,090**	**2,818**	**2,118**	**2,369**
Clients	1,731	1,681	1,808	1,807	1,697	1,828	1,541	1,572	1,570	1,660	1,498	1,616
Network Usage Services	210	205	204	192	192	177	191	151	6	252	5	43
Dealers	518	420	414	478	412	498	400	411	427	448	395	453
Others	200	368	473	338	344	160	268	114	87	457	214	257
Payments	**(2,279)**	**(2,276)**	**(2,741)**	**(2,432)**	**(2,288)**	**(2,733)**	**(2,806)**	**(1,821)**	**(2,964)**	**(2,860)**	**(1,743)**	**(2,207)**
Staff	(170)	(140)	(137)	(133)	(244)	(200)	(172)	(144)	(320)	(180)	(152)	(151)
Suppliers of Materials and Services	(1,604)	(1,640)	(2,048)	(1,776)	(1,508)	(1,829)	(1,673)	(1,236)	(1,498)	(1,905)	(1,112)	(1,640)
Materials/Services	(1,393)	(1,433)	(1,842)	(1,581)	(1,315)	(1,649)	(1,478)	(1,087)	(1,480)	(1,654)	(1,105)	(1,594)
Facility Maintenance	(297)	(299)	(300)	(347)	(425)	(408)	(344)	(305)	(324)	(322)	(331)	(336)
Rentals	(349)	(329)	(336)	(338)	(297)	(461)	(438)	(273)	(407)	(432)	(255)	(424)
Data Processing/Printers	(122)	(103)	(134)	(129)	(97)	(134)	(122)	(108)	(139)	(94)	(99)	(128)
Call Center Service/Collection	(138)	(104)	(138)	(147)	(163)	(129)	(155)	(113)	(135)	(138)	(121)	(118)
Concessionaires	(108)	(108)	(112)	(116)	(110)	(115)	(115)	(105)	(100)	(109)	(99)	(103)
Consultancy / Audits / Fees	(71)	(45)	(96)	(74)	(82)	(124)	(50)	(34)	(76)	(42)	(24)	(71)
Other Services/Payments	(305)	(444)	(726)	(430)	(171)	(340)	(254)	(149)	(309)	(517)	(176)	(418)
Network Usage Services	(211)	(207)	(206)	(184)	(193)	(180)	(192)	(152)	(6)	(251)	(7)	(48)
Taxes	(487)	(516)	(551)	(543)	(523)	(683)	(566)	(524)	(1,221)	(500)	(501)	(478)
Judicial Deposits	46	40	41	55	75	34	51	91	78	41	32	71
Contingencies	-	(4)	(2)	(1)	(12)	(5)	(6)	(5)	(5)	(16)	(10)	(9)
Mediation/Partner Suppliers	(64)	(16)	(54)	(35)	(73)	(50)	(442)	-	-	-	-	-
Investments	**(363)**	**(339)**	**(582)**	**(421)**	**(344)**	**(663)**	**(482)**	**(384)**	**(540)**	**(672)**	**(544)**	**(702)**
Telemar	(178)	(147)	(222)	(193)	(174)	(234)	(208)	(172)	(230)	(279)	(206)	(245)
Oi S.A.	(47)	(64)	(76)	(58)	(46)	(103)	(83)	(51)	(91)	(98)	(54)	(83)
Oi Móvel	(138)	(128)	(284)	(170)	(124)	(288)	(191)	(161)	(220)	(294)	(284)	(374)
Operational Cash Generation	**17**	**79**	**(435)**	**(38)**	**16**	**(873)**	**(867)**	**43**	**(1,414)**	**(417)**	**(177)**	**(549)**
Capital Increase						4,007						
Pharol Agreement						(108)		-				-
Non-Core												
Intra-Group Transactions	(1)				14					100		
Financial Transactions	28	15	(1)	21	23	18	(885)	24	17	5	16	16
Dividends and JCP					54							
Closing Balance – Financial Cash	**4,721**	**4,815**	**4,379**	**4,362**	**4,469**	**7,515**	**5,943**	**6,919**	**4,814**	**4,306**	**4,145**	**3,621**

CONSOLIDATED COMPANIES UNDER REORGANIZATION	AUG/19	SEP/19	OCT/19	NOV/19	DEC/19	JAN/20	FEB/20	MAR/20	APR/20	MAY/20	JUN/20	JUL/20
Opening Balance – Financial Cash	**3,621**	**3,082**	**3,060**	**2,612**	**2,239**	**1,916**	**3,761**	**5,029**	**5,802**	**4,858**	**4,794**	**4,871**
Receipts	**1,991**	**2,030**	**2,119**	**2,013**	**2,412**	**2,303**	**1,782**	**2,066**	**1,994**	**1,908**	**2,061**	**2,067**
Clients	1,511	1,495	1,583	1,473	1,652	1,494	1,353	1,475	1,381	1,458	1,461	1,477
Network Usage Services	5	5	8	5	16	6	14	2	3	1	-	3
Dealers	451	421	443	421	443	488	368	405	367	384	435	434
Others	38	108	105	114	298	315	47	184	244	70	156	142
Payments	**(1,877)**	**(1,471)**	**(1,694)**	**(1,792)**	**(2,082)**	**(2,031)**	**(2,087)**	**(1,669)**	**(2,108)**	**(1,430)**	**(1,609)**	**(1,529)**
Staff	(138)	(136)	(126)	(134)	(295)	(177)	(147)	(133)	(244)	(123)	(133)	(129)
Suppliers of Materials and Services	(1,178)	(960)	(1,273)	(1,274)	(1,553)	(1,646)	(1,126)	(1,212)	(1,494)	(1,032)	(1,222)	(1,122)
Materials/Services	(1,169)	(951)	(1,264)	(1,268)	(1,596)	(1,640)	(1,111)	(1,208)	(1,489)	(1,030)	(1,220)	(1,119)
Facility Maintenance	(348)	(329)	(339)	(371)	(393)	(357)	(287)	(291)	(302)	(262)	(243)	(195)
Rentals	(262)	(194)	(388)	(311)	(254)	(424)	(336)	(324)	(338)	(308)	(344)	(271)
Data Processing/Printers	(94)	(10)	(28)	(158)	(185)	(185)	(66)	(77)	(111)	(60)	(69)	(45)
Call Center Service/Collection	(128)	(124)	(103)	(125)	(143)	(112)	(134)	(110)	(79)	(83)	(85)	(84)
Concessionaires	(98)	(102)	(101)	(108)	(99)	(103)	(128)	(99)	(103)	(95)	(102)	(93)
Consultancy / Audits / Fees	(41)	(25)	(39)	(32)	(31)	(76)	(95)	(47)	(41)	(43)	(43)	(47)
Other Services/Payments	(168)	(167)	(286)	(170)	(431)	(383)	(65)	(259)	(515)	(163)	(335)	(382)
Network Usage Services	(9)	(9)	(9)	(6)	(17)	(6)	(14)	(4)	(5)	(1)	(2)	(4)
Taxes	(407)	(400)	(384)	(404)	(368)	(402)	(365)	(365)	(392)	(323)	(329)	(344)
Judicial Deposits	153	26	66	33	66	200	41	47	26	58	61	71
Contingencies	(7)	(4)	-	(13)	(12)	(8)	(4)	(8)	(6)	(7)	(6)	(10)
Mediation/Partner Suppliers	-	-	-	-	-	-	(457)	-	-	-	-	-
Investments	**(666)**	**(592)**	**(881)**	**(596)**	**(661)**	**(685)**	**(748)**	**(683)**	**(680)**	**(591)**	**(512)**	**(520)**
Telemar	(252)	(215)	(245)	(212)	(185)	(195)	(195)	(192)	(282)	(178)	(196)	(146)
Oi S.A.	(81)	(62)	(88)	(54)	(62)	(66)	(88)	(83)	(60)	(89)	(63)	(58)
Oi Móvel	(363)	(315)	(548)	(330)	(414)	(424)	(465)	(417)	(338)	(328)	(252)	(317)
Operational Cash Generation	**(242)**	**(38)**	**(456)**	**(376)**	**(331)**	**(413)**	**(1,023)**	**(295)**	**(774)**	**(113)**	**(88)**	**6**
Capital Increase												
Pharol Agreement	-				-	-					-	
Non-Core							121					
Intra-Group Transactions								17				
Financial Transactions	(266)	7	8	2	2	2,294	5,070	(48)	31	8	186	759
Dividends and JCP									0		0	0
Closing Balance – Financial Cash	**3,082**	**3,060**	**2,612**	**2,239**	**1,916**	**3,761**	**5,029**	**5,802**	**4,858**	**4,794**	**4,871**	**5,639**

BALANCE SHEET OF COMPANIES UNDER REORGANIZATION

HIGHLIGHTS

Statement
2nd QUARTER of 2020

- **Cash Balance** of the Companies under Reorganization registered a reduction of R$ 685 million in the quarter, reaching R$ 4,877 million
- **Accounts Receivable** from Companies under Reorganization increased by R$ 188 million to R$ 7,558 million
- **Fixed Assets** of the Recoverable Assets reached R$ 36,603 million in the 2nd quarter of 2020.
- **Investments** were increased by R$ 547 million in the quarter, totaling R$ 2,223 million
- The **Consolidated Loss** of Companies under Reorganization was R$ 3,409 million in the 2nd quarter of 2020

Statement

2nd QUARTER of 2020

Table 3 - Balance Sheet, Assets

in R$ thousand	(A) 03/31/2020 1st Quarter 2020	(B)-(A) *Variation*	(B) 06/30/2020 **2nd Quarter 2020**
Ⓐ Cash and cash equivalents	5,339,358	(684,679)	4,654,679
Ⓑ Financial Investments	185,027	[illegible]	189,362
Accounts Receivable	7,369,719	188,277	7,557,996
Stocks	172,902	(36,522)	136,380
Credits with Related Parties	77,981	4,159	82,140
Loans receivable	35,308	3,959	39,267
Recoverable Taxes	1,460,654	509,421	1,970,075
Judicial Deposits and Blockages	1,454,046	6,816	1,460,855
Dividends and interest on equity	11,032	2,426,474	2,437,505
Assets held for sale	49,354	333	49,687
Other Assets	2,034,068	(41,832)	1,992,235
Current Assets	**18,190,249**	2,379,933	**20,570,181**
Credits with Related Parties	979	312	1,291
Ⓒ Financial Investments	[illegible]	[illegible]	32,635
Deferred Recoverable Taxes	125,111	(0)	125,111
Other Taxes	2,786,990	(436,601)	2,350,389
Judicial Deposits and Blockages	6,405,291	(309,262)	6,096,089
Other Assets	1,034,489	(34,886)	999,603
Investments	1,675,441	547,421	2,222,861
Fixed Assets	39,503,819	(2,901,266)	36,602,553
Intangible	3,779,352	(168,832)	3,610,521
Noncurrent Assets	**55,345,343**	(3,304,230)	**52,041,054**
Total Assets	**73,535,592**	(924,357)	**72,611,235**

Cash Balance = R$ 4,877 million

Ⓐ + Ⓑ + Ⓒ

1. **Drop of R$ 685 million in the quarter**

Current Assets *(page 1 of 2)*

Cash Balance of the Companies under Reorganization dropped R$ 685 million in the 2nd Quarter of 2020

Total Assets of the Companies under Reorganization decreased by R$ 924 million in the 2nd quarter of 2020 in comparison with the previous quarter, due to the increase of R$ 2,380 million in Current Assets and the decrease of R$ 3,304 million in Noncurrent Assets. The R$ 2,380 million increase in *Current Assets* was influenced by:

- 1. Cash Balance of Companies under Reorganization (resulting from the sum of Cash and *Cash Equivalents, Current Investments and Noncurrent Investments* headings) decreased by R$ 685 million in the 2nd quarter (decrease of 12.3%) 4,877 million. According to Administration, the reduction in cash in the quarter occurred, mainly, due to the fact CAPEX remained high, in line with what is provided for in the strategy plan of the Company of acceleration of investments in optic fiber (FTTH), 4G and 4.5 G Mobile broadband, and due to the payment of PPR 2019, approved in collective agreement 2019/2020.

Statement

2nd **QUARTER** of 2020

Table 3 - Balance Sheet, Assets

in R$ thousand	(A) 03/31/2020 1st Quarter 2020	(B)-(A) *Variation*	(B) 30/06/2020 **2nd Quarter 2020**
Cash and cash equivalents	5,339,358	(684,679)	4,654,679
Financial Investments	185,827	3,534	189,36[illegible]
Accounts Receivable	7,369,719	188,277	7,557,996
Stocks	172,902	(36,522)	136,38[illegible]
Credits with Related Parties	77,981	4,159	82,140
Loans receivable	35,308	3,959	39,26[illegible]
Recoverable Taxes	1,460,654	509,421	1,970,075
Judicial Deposits and Blockages	1,454,046	6,816	1,460,85[illegible]
Dividends and interest on equity	11,032	2,426,474	2,437,505
Assets held for sale	49,354	333	49,68[illegible]
Other Assets	2,034,068	(41,832)	1,992,235
Current Assets	**18,190,249**	2,379,933	**20,570,181**
Credits with Related Parties	979	312	1,291
Financial Investments	33,871	(1,237)	32,635
Deferred Recoverable Taxes	125,111	(0)	125,111
Other Taxes	2,786,990	(436,601)	2,350,389
Judicial Deposits and Blockages	6,405,291	(309,202)	6,096,089
Other Assets	1,034,489	(34,886)	999,603
Investments	1,675,441	547,421	2,222,861
Fixed Assets	39,503,819	(2,901,266(	36,602,553
Intangible	3,779,352	(168,832)	3,610,521
Noncurrent Assets	**55,345,343**	(3,304,290)	**52,041,054**
Total Assets	**73,535,592**	(924,357)	**72,611,235**

2. **Accounts receivable increased by R$ 188 million**

3. **Recoverable taxes increased by R$ 509 million**

4. **Dividends and interest on equity of R$ 2,426 million**

Current Assets *(page 2 of 2)*

Dividends and interest on equity increased by R$ 2,426 million in the 2nd quarter of 2020

Total Assets of the Companies under Reorganization decreased by R$ 924 million in the 2nd quarter of 2020 in comparison with the previous quarter, due to the increase of R$ 2,380 million in Current Assets and the decrease of R$ 3,304 million in Noncurrent Assets.

The increase of R$ 2,380 million of ***Current Assets*** was influenced by:

- 2. *Accounts receivable* increased by R$ 188 million in the 2nd quarter of 2020 (2.6% increase) 7,558 million. According to Administration, the increase observed mainly refers to the sale of recharges.
- 3. *Taxes recoverable* reduced by R$ 509 million (34.9% increase) 1,970 million. The Administration explained that the increase observed refers to the transfer from the long to the short term
- 4. *Dividends and interest on equity* increased by R$ 2,426 million, totaling R$ 2,438 million. According to Administration, the increase observed refers to the declaration of interim dividends between Oi Group companies.

Statement

2nd QUARTER of 2020

Table 3 - Balance Sheet, Assets

in R$ thousand	(A) 03/31/2020 1st Quarter 2020	(B)-(A) Variation	(B) 06/30/2020 **2nd Quarter 2020**
Cash and cash equivalents	5,339,358	(684,679)	4,654,679
Financial Investments	185,827	3,534	189,362
Accounts Receivable	7,369,719	188,277	7,557,996
Stocks	172,902	(36,522)	136,380
Credits with Related Parties	77,981	4,159	82,140
Loans receivable	35,308	3,959	39,267
Recoverable Taxes	1,460,654	509,421	1,970,075
Judicial Deposits and Blockages	1,454,046	6,816	1,460,855
Dividends and interest on equity	11,032	2,426,474	2,437,505
Assets held for sale	49,354	333	49,687
Other Assets	2,034,068	(41,832)	1,992,235
Current Assets	**18,190,249**	2,379,933	**20,570,181**
Credits with Related Parties	979	312	1,291
Financial Investments	33,871	(1,237)	32,635
Deferred Recoverable Taxes	125,111	(0)	125,11
Other Taxes	2,786,990	(436,601)	2,350,38
Judicial Deposits and Blockages	6,405,291	(309,262)	6,096,08
Other Assets	1,034,489	(34,886)	999,60
Investments	1,675,441	547,421	2,222,86
Fixed Assets	39,503,819	(2,901,266)	36,602,55
Intangible	3,779,352	(168,832)	3,610,52
Noncurrent Assets	**55,345,343**	(3,304,290)	**52,041,054**
Total Assets	**73,535,592**	(924,357)	**72,611,235**

1. **Other taxes were reduced by R$ 436 million**
2. **Judicial Deposits and Blockages were reduced by R$ 309 million**
3. **Investments were increased by R$ 547 million**
4. **Fixed assets fell by R$ 2,901 million**

Noncurrent Assets *(page 1 of 1)*

Fixed assets in Companies under Reorganization were reduced by R$ 2,901 million in the 2nd Quarter of 2020

Total Assets of the Companies under Reorganization decreased by R$ 924 million in the 2nd quarter of 2020 in comparison with the previous quarter, due to the increase of R$ 2,380 million in Current Assets and the decrease of R$ 3,304 million in Noncurrent Assets. The R$ 3,304 million reduction of the *Noncurrent Assets* was influenced by:

- 1. *Other taxes* were reduced by R$ 436 million in the 2nd quarter of 2020 (15.7% decrease) 2,350 million. According to the Administration, the observed reduction refers to the transfer from the long term to the short term.
- 2. *Judicial Deposits and Blockages* were reduced by R$ 309 million, totaling R$ 6,096 million. Administration explained that the reduction refers to the redemption and unblocking of legal deposit in favor of Oi, in the Civil and PEX spheres.
- 3. *Investments* showed an increase of R$ 547 million (32.7% increase) 2,223 million. According to the Administration, the variation refers to the positive result of companies not under reorganization.
- 4. *Fixed Assets* decreased by R$ 2,901 million (7.3% crunch) totaling R$ 36,603 million. Administration explained that the reduction observed mainly refers to the transfer of assets from primary access networks and secondary FTTH between Oi Group companies for the creation of UPI - FibraCo as provided for in clause 6.10, item 5.3.4 of the Addendum to the JR PLAN.

Statement

2nd QUARTER of 2020

Table 4 - Balance Sheet, Liabilities

in R$ thousand	(A) 03/31/2020 1st quarter 2020	(B)-(A) Variation	(B) 06/30/2020 **2nd Quarter 2020**
Wages, social charges and benefits	436,078	(50,678)	385,400
Suppliers	5,912,004	(504,833)	5,407,171
Leases Payable	1,508,651	20,131	1,528,782
Derivative financial instruments	0	0	0
Loans and Financing	179,380	274,518	453,899
Current taxes Payable	1,316,580	260,531	1,577,111
Dividends and Interest on Equity	5,749	(6)	5,743
Authorizations and Concessions Payable	80,468	(13,176)	67,292
Tax Refinancing Program	87,188	1,541	88,728
Provisions	519,966	163,217	683,183
Other obligations	1,604,437	201,536	1,805,973
Current Liabilities	**11,650,502**	352,782	**12,003,284**
Suppliers	3,288,966	511926	3,800,891
Leases Payable	7,061,033	(62,882)	6,998,152
Loans and Financing	24,261,913	1,399,677	25,661,590
Other Taxes	1,217,532	25,624	1,243,156
Tax Refinancing Program	310,894	(6,323)	304,572
Provisions	4,097,038	(96,116)	4,000,923
Provisions for pension funds	651,641	6. 849	658,490
Provisions for Loss on Investment	598,151	18,204	616,355
Other obligations	8,972,823	275,528	9,248,350
Noncurrent Liabilities	**50,459,992**	2,072,486	**52,532,478**
Net Worth	**11,425,098**	(3,349,625)	**8,075,473**
Total liabilities	**73,535,592**	(924,357)	**72,611,235**

1. **Suppliers were reduced by R$ 505 million**

2. **Current taxes Payable increased by R$ 261 million**

3. **Other liabilities increased by R$ 202 million**

Current Liabilities *(page 1 of 1)*

Suppliers of Companies under Reorganization had a reduction of R$ 505 million in the 2nd Quarter of 2020

Total Liabilities of the Companies under Reorganization decreased by R$ 924 million in the 2nd quarter of 2020 in comparison with the previous quarter, due to the increase of R$ 353 million in Current Liabilities, the increase of R$ 2,072 million in Noncurrent Assets and the reduction of R$ 3,350 million in Shareholders' Equity. The R$ 353 million increase in the ***Current Liabilities*** was influenced by:

- 1. *Suppliers* retracted by R$ 505 million in the 2nd quarter of 2020 (8.5% decrease) 5,407 million. According to the Administration, the observed reduction refers to the transfer from the short term to the long term, motivated by the adherence to the JR PLAN of some suppliers.
- 2. *Current taxes Payable* increased by R$ 261 million (19.8% increase), totaling 1,577 million. The Administration explained that the increase refers to the amount due in respect of PIS and COFINS that, as of the publication of Provisional Presidential Decrees 139/2020 and 245/2020, had their payments extended to August and October 2020 and November 2020, respectively.
- 3. *Other Bonds* increased by R$ 202 million (12.6% increase) 1,806 million. According to Administration, the increase observed refers mainly to exchange variation on dollar liabilities.

Statement
2º QUARTER of 2020

Table 4 - Balance Sheet, Liabilities

in R$ thousand	(A) 03/31/2020 1st Quarter 2020	(B)-(A) *Variation*	(B) 06/30/2020 **2nd Quarter 2020**
Wages, social charges and benefits	436,078	*(50,678)*	385,400
Suppliers	5,912,004	*(504,833)*	5,407,171
Leases Payable	1,508,651	*20,131*	1,528,782
Derivative financial instruments	0	*0*	0
Loans and Financing	179,380	*274,518*	453,899
Current taxes Payable	1,316,580	*260,531*	1,577,111
Dividends and Interest on Equity	5,749	*(6)*	5,743
Authorizations and Concessions Payable	80,468	*(13,176)*	67,292
Tax Refinancing Program	87,188	*1,541*	88,728
Provisions	519,966	*163,217*	683,183
Other obligations	1,604,437	*201,536*	1,805,973
Current Liabilities	**11,650,502**	*352,782*	**12,003,284**
Suppliers	3,288,966	*511926*	3,800,891
Leases Payable	7,061,033	*(62,882)*	6,998,152
Loans and Financing	24,261,913	*1,399,677*	25,661,590
Other Taxes	1,217,532	*25,624*	1,243,156
Tax Refinancing Program	310,894	*(6,323)*	304,572
Provisions	4,097,038	*(96,116)*	4,000,923
Provisions for pension funds	651,641	*6. 849*	658,490
Provisions for Loss on Investment	598,151	*18,204*	616,355
Other obligations	8,972,823	*275,528*	9,248,350
Noncurrent Liabilities	**50,459,992**	*2,072,486*	**52,532,478**
Net Worth	**11,425,098**	*(3,349,625)*	**8,075,473**
Total liabilities	**73,535,592**	*(924,357)*	**72,611,235**

Loans and Financing from Companies under Reorganization

	(A) 03/31/2020 **1st Quarter 2020**	(B)-(A) *Variation*	(B) 06/30/2020 **2nd Quarter 2020**
National Currency	24,095	*(2,474)*	21,621
Foreign Currency	155,285	*276,993*	432,278
Total Short Term (Current)	**179,380**	*274,513*	**453,899**
National Currency	12,157,157	*495,630*	12,652,837
National Currency - Related Parties	303	*3*	306
Foreign Currency	12,104,453	*903,994*	13,008,447
Total Long Term (Noncurrent)	**24,261,913**	*1,399,697*	**25,661,590**
Total Loans and Financing	**24,441,294**	*1.6 64,195*	**26,115,489**

- *Loans and Short-Term Financing in National Currency* decreased by R$ 2 million in the 2nd quarter of 2020, totaling R$ 22 million, corresponding to a minimum fraction of Loans and Financing.
- *Loans and Short-term financing in foreign currency* increased R$ 277 million, totaling R$ 432 million.
- The result was an increase of R$ 275 million in *Short Term Loans and Financing*, reaching R$ 454 million.
- According to Administration, the increase in Foreign Currency Short Term Loans occurred due to the payment of the interest portion of the Bond Qualified in Feb/20, as foreseen in the Judicial Reorganization Plan, impacted by the devaluation of the Real against the Dollar.

- *Loans and Long Term Financing* increased by R$ 1,400 million in the 2nd quarter of 2020, totaling R$ 25,662 million. Of this total, loans in *National Currency* reached R$ 12,653 million. Loans in *National Currency - related parties* totaled only R$ 306,000. At last, loans in *Foreign Currency* increased by R$ 904 million, reaching R$ 13,008 million.
  - According to Administration, the increase observed is explained by the exchange rate variation, mainly by the devaluation of the Real against the Dollar in addition to the interest accrual.

Statement

2nd QUARTER of 2020

Table 4 - Balance Sheet, Liabilities

in R$ thousand	(A) 03/31/2020 1st Quarter 2020	(B)-(A) *Variation*	(B) 06/30/2020 **2nd Quarter 2020**
Wages, social charges and benefits	436,078	(50,678)	385,400
Suppliers	5,912,004	(504,833)	5,407,171
Leases Payable	1,508,651	20,131	1,528,782
Derivative financial instruments	0	0	0
Loans and Financing	179,380	274,518	453,899
Current taxes Payable	1,316,580	260,531	1,577,111
Dividends and Interest on Equity	5,749	(6)	5,743
Authorizations and Concessions Payable	80,468	(13,176)	67,292
Tax Refinancing Program	87,188	1,541	88,728
Provisions	519,966	163,217	683,183
Other obligations	1,604,437	201,536	1,805,973
Current Liabilities	**11,650,502**	352,782	**12,003,284**
Suppliers	3,288,966	511926	3,800,891
Leases Payable	7,061,033	(62,882)	6,998,152
Loans and Financing	24,261,913	1,399,677	25,661,590
Other Taxes	1,217,532	25,624	1,243,156
Tax Refinancing Program	310,894	(6,323)	304,572
Provisions	4,097,038	(96,116)	4,000,923
Provisions for pension funds	651,641	6.849	658,490
Provisions for Loss on Investment	598,151	18,204	616,355
Other obligations	8,972,823	275,528	9,248,350
Noncurrent Liabilities	**50,459,992**	2,072,486	**52,532,478**
Net Worth	**11,425,098**	(3,349,626)	**8,075,473**
Total liabilities	**73,535,592**	(924,357)	**72,611,235**

1. **Suppliers had an increase of R$ 512 million**

2. **Provisions were reduced by R$ 96 million**

Noncurrent Liabilities *(pay. 1 of 1)*

Other obligations of the Companies under Reorganization increased by R$ 276 million in the 2nd Quarter of 2020

Total Liabilities of the Companies under Reorganization decreased by R$ 924 million in the 2nd quarter of 2020 in comparison with the previous quarter, due to the increase of R$ 353 million in Current Liabilities, the increase of R$ 2,072 million in Noncurrent Assets and the reduction of R$ 3,350 million in Shareholders' Equity. The increase of R$ 2,072 million in the ***Noncurrent Liabilities*** was influenced, in addition to *Loans and Financing*, by:

- 1. *Suppliers* presented an increase of R$ 512 million in the 2nd quarter of 2020 (15.6% increase) 3,801 million. According to the Administration, the increase observed refers to the transfer from the short term to the long term, motivated by the adherence to the JR PLAN of some suppliers.
- 2. *Provisions* reduced by R$ 96 million (2.3% decrease) reaching R$ 4,001 million. Administration explained that the variation refers to the net between monetary and provision of new processes and the reduction by payments and transfer to the short term.
- 3. *Other Obligations* increased by R$ 276 million (3.1% increase) 9,248 million. According to Administration, the increase observed refers mainly to exchange variation on liabilities in dollars.

Statement

2nd QUARTER of 2020

Table 5 - Balance Sheet, Net Worth

in R$ thousand	(A) 03/31/2020 **1st quarter 2020**	(B)-(A) *Variation*	(B) 06/30/2020 **2nd Quarter 2020**
Current Liabilities	**11,650,502**	***352,782***	**12,003,284**
Noncurrent Liabilities	**50,459,992**	***2,072,486***	**52,532,478**
Paid-up Capital	32,538,937	*0*	32,538,937
Capital Reserves	3,876,320	*3,113*	3,879,433
Profit Reserves	0	*0*	0
Accumulated Profit/Losses	(24,008,020)	*(3,409,383)*	(27,417,403)
Cost of Issuance of Shares	(801,073)	*0*	(801,073)
Equity Valuation Adjustments	16,805	*44,956*	61,761
Other Comprehensive Results	(197,871)	*11690*	(186,182)
Net Worth	**11,425,098**	***(3,349,625)***	**8,075,473**
Total liabilities	**73,535,592**	***(924,357)***	**72,611,235**

1. Equity Valuation Adjustments increased by R$ 45 million

Net Worth *(page 1 of 1)*

Equity Valuation Adjustments increased by R$ 45 million 2nd Quarter 2020

Total Liabilities of the Companies under Reorganization decreased by R$ 924 million in the 2nd quarter of 2020 in comparison with the previous quarter, due to the increase of R$ 353 million in Current Liabilities, the increase of R$ 2,072 million in Noncurrent Assets and the reduction of R$ 3,350 million in Shareholders' Equity. The R$ 3,350 million reduction in ***Net Worth*** was influenced, in addition to the *Accrued Profits/Losses*, by:

- 1. The *Equity Valuation Adjustments* showed an increase of R$ 45 million in the 2nd quarter of 2020, totaling R$ 62 million. According to Administration, the increase observed is explained by the calculation of the actuarial gain in the Quarter.

INCOME STATEMENT OF THE COMPANIES UNDER REORGANIZATION

HIGHLIGHTS

Statement

2nd QUARTER of 2020

- **Gross Operating Revenue** of the Companies under Reorganization fell by 3.8% in the quarter
- **Other Operating Expenses** of the Companies under Reorganization fell R$ 23 million to R$ 179 million in the quarter
- **Result before Financial Result and Taxes** of the Companies under Reorganization was negative in the amount of R$ 361 million
- **Financial Result** of the Companies under Reorganization closed the 2nd quarter of 2020 with a negative value of R$ 3,053 million
- **The Consolidated Loss** of the Companies under Reorganization was R$ 3,409 million in the 2nd quarter of 2020

Demonstration

2nd **QUARTER** of 2020

Table 5 - Balance Sheet, Net Worth

in R$ thousand	(A) 03/31/2020 **1st Quarter 2020**	(B)-(A) *Variation*	(B) 06/30/2020 **2nd Quarter 2020**
Gross operating revenue	6,296,198	(238,498)	6,057,700
Deductions from gross revenue	(1,657,920)	46,803	(1,611,117)
Net Revenue from Sale of Goods and/or Services	**4,638,277**	(191,695)	**4,446,583**
Cost of services rendered and goods sold	(3,680,250)	15,262	(3,664,988)
Gross Profit	**958,027**	(176,432)	**781,595**
Sales Expenses	(858,921)	57,312	(801,609)
General and Administrative Expenses	(579,210)	27,222	(551,988)
Other Operating Revenues	583,241	(57,479)	525,761
Other Operating Expenses	(201,965)	22,531	(179,434)
Equity in Earnings (Losses)	229,596	(364,691)	(135,095)
Operating Expenses/Revenues	**(827,259)**	(315,106)	**(1,142,365)**
Earnings Before Financial Result and Taxes	**130,768**	(491,538)	**(360,770)**
Financial Revenues	3,215,869	(2,408,108)	807,761
Financial Expenses	(9,665,560)	5,805,076	(3,860,484)
Financial Result	**(6,449,691)**	3,396,968	**(3,052,723)**
Current	15,045	(13,934)	4,110
Deferred	23,813	(23,813)	(0)
Tax incentive operating profit	0	0	0
Income Tax and Social Contribution on Profits	**38,858**	(34,748)	**4,110**
Consolidated Profit/Loss for the Period	**(6,280,065)**	2,870,682	**(3,409,383)**

1. 3.8% reduction in Gross Revenue

2. Reduction of R$ 57 million in Other Revenues

3. Reduction of R$ 23 million in Other Expenses

4. Reduction of R$ 365 million in Equity

5. Financial Revenues were reduced by R$ 2,408 million

6. Financial Expenses declined by R$ 5,805 million

Quarterly Income Statement*(page 1 of 2)*

The Consolidated Loss of R$ 3,409 million recorded by the Companies under Reorganization in the 2nd Quarter of 2020 was influenced by:

- 1. *Gross Operating Revenue* of the Companies under Reorganization fell by R$ 238 million (3.8% decline) in the 2nd quarter of 2020 compared with the previous quarter, totaling R$ 6,058 million. According to information provided by the Administration, the decline is mainly due to the reduction in Fixed revenues due to the decline of the base, followed by a reduction in mobile service due to a decline in prepaid base recharges, partially offset by an increase in the fiber base.
- 2. *Other Operating Revenues* of the Companies under Reorganization had a reduction of R$ 57 million in the quarter, totaling R$ 526 million. According to information provided by Administration, the variation observed is mainly due to higher recovery of expenses related to tax credits.
- 3. *Other operating expenses* of the Companies under Reorganization were reduced by R$ 23 million in the quarter, totaling R$ 179 million. According to information provided by the Administration, the variation observed is motivated by the recovery of extemporaneous PIS/COFINS credit.
- 4. The *Equity in Earnings (losses)* decreased by 365 million in the quarter, totaling negative R$ 135 million. Administration explained that the variation observed is originated by the equity in earnings of the companies not under reorganization.

Added to the other operating items, the Companies under Reorganization presented negative *Earnings Before Financial Result and Taxes* in the amount of R$ 361 million in the 2nd quarter of 2020.

Statement

1º QUARTER of 2020

Table 6 - Quarterly Income Statement

in R$ thousand	(A) 03/31/2020 **1st Quarter 2020**	(B)-(A) *Variation*	(B) 06/30/2020 **2nd Quarter 2020**
Gross operating revenue	6,296,198	(238,498)	6,057,700
Deductions from gross revenue	(1,657,920)	46,803	(1,611,117)
Net Revenue from Sale of Goods and/or Services	**4,638,277**	(191,696)	**4,446,583**
Cost of services rendered and goods sold	(3,680,250)	15,262	(3,664,988)
Gross Profit	**958,027**	(176,432)	**781,595**
Sales Expenses	(858,921)	57,312	(801,609)
General and Administrative Expenses	(579,210)	27,222	(551,988)
Other Operating Revenues	583,241	(57,479)	525,761
Other Operating Expenses	(201,965)	22,531	(179,434)
Equity in Earnings (Losses)	229,596	(364,691)	(135,095)
Operating Expenses/Revenues	**(827,259)**	(315,106)	**(1,142,365)**
Earnings Before Financial Result and Taxes	**130,768**	(491,538)	**(360,770)**
Financial Revenues	3,215,869	(2,408,108)	807,761
Financial Expenses	(9,665,560)	5,805,076	(3,860,484)
Financial Result	**(6,449,691)**	3,396,968	**(3,052,723)**
Current	15,045	(13,934)	4,110
Deferred	23,813	(23,813)	(0)
Tax incentive operating profit	0	0	0
Income Tax and Social Contribution on Profits	**38,858**	(34,748)	**4,110**
Consolidated Profit/Loss for the Period	**(6,280,065)**	2,870,682	**(3,409,383)**

1. Reduction of 3.8% in Gross Revenue

2. Reduction of R$ 57 million in Other Revenues

3. Reduction of R$ 23 million in Other Expenses

4. Reduction of R$ 365 million in Equity

5. Financial Revenues were reduced by R$ 2,408 million

6. Financial Expenses fell by R$ 5,805 million

Quarterly Income Statement*(page 1 of 2)*

The Consolidated Loss of R$ 3,409 million recorded by the Companies under Reorganization in the 2nd Quarter of 2020 was influenced by:

- 5. The *Financial Revenues* of the Companies under Reorganization showed a reduction of R$ 2,408 million in the 2nd quarter of 2020 compared to the previous quarter, totaling R$ 808 million. According to information provided by Administration, the observed variation refers to a lower exchange rate variation on cash in foreign currency and on the fair value of loans and financing when compared to the exchange rate variation in the 1st Quarter (BRL x USD 5,3% in 2Q20 against 29% in 1Q20).
- 6. The *Financial Expenses* of Companies under Reorganization were reduced by R$ 5,805 million in the quarter, totaling R$ 3,860 million. According to information provided by Administration, the reduction observed mainly refers to a lower devaluation of the Real against the Dollar (BRL x USD 5,3% in 2Q20 against 29% in 1Q20), impacted by the interest accrual for the period.

SERVICE TO CREDITORS

Last month, the Judicial Administrator dedicated himself to the organization of the new General Creditors' Meeting, which was held in a virtual way on 09.08.2020. The act, which was suspended four times for the purpose of negotiations, began at 08:30 A.M. with the creditor's/borrower's accreditation, and the closing occurred at 11:10 P.M.
At the end of the GCM, the amendment to the Judicial Reorganization Plan was approved by most creditors of all classes, as shown in the charts below:


- Voting on the Judicial Reorganization Plan
Head - Class I Labor
99.86%
100.00%
100.00%
Head - Class III Chirographer
96.84%
Value - Class III Chirographer
68.15%
Head - Class IV ME
99.20%

The amendment to the approved Judicial Reorganization Plan is available for consultation at the Judicial Reorganization site (www.recuperacaojudicialoi.com.br)on the "Process Parts" tab.

Upon approval of the Amendment to the Judicial Reorganization Plan at the GCM, the creditors who wish to adhere to the new payment option, replacing the option of the Original Plan, shall access the website https://credor.oi.com.br, within the time limits listed and in accordance with clauses 4.1.1, 4.1.2, 4.1.3, 4.1.4, 4.3.7, 4.3.7.1, 4.3.8, 4.3.8.1, 4.3.9 and 4.3.9.1.

Creditors who wish clarification on the Amendment may contact AJ at credoroi@wald.com.br or visit www.recjud.com.br.

In addition, this Administration also followed the mediation procedure related to the procedural incidents, in accordance with the decision of pages 341,970/341,973. This mediation aims to encourage a composition between creditors and debtor for the definition of the value of the credits, from an online platform, which already has 12,784 agreements signed.

SERVICE TO CREDITORS

At this point, it is necessary to inform the availability on the site of the Judicial Reorganization (www.recuperacaojudicaloi.com.br) of the list of procedural incidents sentenced, which is periodically updated.

With regard to first priority claim ("*créditos extraconcursais*"), where the payment procedure was recently modified by Decision 473.859/473.865, AJ continued to assist this Hon. Judge in the organization of the numerous letters received from other Judges requesting authorization to carry out the constriction of property of the Companies under Reorganization.

For this purpose, this Administration makes it available every month on the Judicial Reorganization site (www.recuperacaojudicaloi.com.br), which already has 1,765,791 accesses, the list of letters received from the notary's office of the 7th Business District - more than 27,000 requests having already been processed - and the credits paid by the Oi Group.

Finally, AJ informs that it remains focused on clarifying doubts about mediation procedures, clauses and compliance with the Judicial Reorganization Plan, being constantly contacted by national and international creditors, either by phone on +55 (21) 2272-9300, either by e-mail credoroi@wald.com.br.

SUMMARY OF THE STATEMENTS OF AJ IN THE RECORDS

Below, the AJ lists the manifestations presented in the records of the electronic process after the last Monthly Activity Report, with the indication of the respective pages.

Pages 465.910/465.930	Monthly report of the activities carried out by the Companies under Reorganization (for the month of June 2020). AJ Manifestation:	08.17.2020
Pages 466.021/466.025	(i) adding the lists of creditors that were included in the AJ Notice and who have already received their credits in full and of creditors who have had favorable sentences handed down in timely credit habilitations; 2. about the voting criteria relating to credit reserves; and 3. related to the application of the approved guidelines for the first GCM at the new Meeting.	08.17.2020
Pages 468.482/468.485	AJ statement with information on the platform to be used for the virtual GCM, as well as presenting the consolidated nominal list of creditors able to vote.	08.25.2020
Pages 471.038/471.039	AJ's manifestation on the petition submitted by creditor Banco Bradesco S.A. and on the qualification and accreditation of creditors for participation in the new GCM.	08.28.2020
Pages 472.565/472.568	AJ Manifestation on: (i) the delayed credit claim (*habilitação retardatária*) presented by Condomínio Edifício João Pessoa.; (ii) the petition submitted by Mello Marcondes Associate Attorneys sustaining the first priority of their credit; (iii) the request for first priority claim ("créditos extraconcursais")in favor of Carolina Noya de Oliveira Moresthson; (iv) the petition from Anatel informing that the Oi Group filed a transaction request regarding its credits; (v) the proposal from Azul Telecomunicações Ltda for acquisition of mobile and fiber optic networks; (vi)the credit reserve granted in favor of creditor Marco Antônio da Silveira Classen; (vii) the considerations presented by Ingram Micro Brasil Ltda Ingram Micro Tecnologia e Informática Ltda about the addition to the JR PLAN presented by the Companies under Reorganization; and (viii) ES numerous requests for payment of first priority claim ("créditos extraconcursais").	09.02.2020

SUMMARY OF AJ STATEMENTS IN THE RECORDS

Below, the AJ lists the manifestations presented in the records of the electronic process after the last Monthly Activity Report, with the indication of the respective pages.

Pages 472.569/472.574	AJ statement attaching the "table of timely creditors, by the updated amount, indicating all those qualified within the term established in Law 11101/05," as determined in the bill of review filed by the Public Prosecution Service, and expressing itself on the opposing declaration embargoes by the Caixa Econômica Federal and Itaú Unibanco S.A.	09.02.2020
Pages 472.688/472.689	AJ Manifestation on: 2. the documents presented by American Tower do Brasil and SBA Torres Brasil; e 3. Request of participation in the GCM formulated by Titan Ventura Capital e Investimentos Ltda.	09.04.2020
Pages 473.851/473.852	Manifestation on the request of the Jec Comércio de Utilidades Domésticas to participate in the GCM.	06.09.2020
Pages 476,326	AJ Manifestation requesting the joining of the minutes of the General Creditors' Meeting held in virtual form on 09.08.2020.	09.10.2020
	Appeals in which the Judicial Administrator made a demonstration:	
0054925 43.2020.8.19.0000	Bill of Review filed by Itaú Unibanco S.A. against the designation of the new GCM and the establishment of the creditors who may participate of the act.	08.24.2020
0055053 63.2020.8.19.0000	Bill of Review filed by Itaú Unibanco S.A. against the designation of the new GCM and the establishment of the creditors who may participate of the act.	08.24.2020
0057939 35.2020.8.19.0000	Bill of Review filed by Itaú Unibanco S.A. against the decision establishing the creditors that may participate in the new GCM.	09.04.2020
0037474 05.2020.8.19.0000	Bill of Review filed by the BNDES against the extension of the judicial supervision period.	09.06.2020

In addition, in response to letters and requests addressed directly to the AJ by the most diverse Courts in the country, the Judicial Administrator presented several manifestations in cases filed against the Companies under Reorganization.

OF THE SUPERVISION TO COMPLIANCE WITH THE JUDICIAL REORGANIZATION PLAN

The Judicial Reorganization Plan ("JR PLAN") presented by the Companies under Reorganization was approved by the Creditors present at the General Creditors' Meeting held on 12.19.2017, being approved, with exceptions, by this HON. Judge, according to the r. decision of pages 254,741/254,756.

Thus, this Administration remains focused on the supervision of the fulfillment of the obligations by the Companies under Reorganization of the approved JR PLAN, having, for this purpose, held periodic meetings with the Company and reviewed all relevant documentation.

As a result of this inspection, AJ informs that, in July 2020, only the obligations that have a maturity linked to the *transit in res judicata* of the records of origin have expired, as established in the Judicial Reorganization Plan. Monthly, this Administration receives the list of labor credits paid during the month, due to the end of the grace period (180 days from the date of *res judicata* of the original lawsuit - clause 4.1.1 of the JR PLAN).

WALD
ANTUNES VITA LONGO BLATTNER

Franklin Roosevelt Avenue,

no. 115, 4th floor

ZIP CODE 20021-120

Rio de Janeiro, RJ - Brazil

Juscelino Kubitschek Avenue,

no. 510, 8th floor

ZIP CODE 04543-906

São Paulo, SP - Brazil

RIO BRANCO
CONSULTORES ASSOCIADOS

Marquês de São

Vicente Avenue, 446 - Conj. 1206

Barra Funda

ZIP CODE 01139-000

São Paulo, SP - Brazil